SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) August 22, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-10764	ENTERGY ARKANSAS, INC. (An Arkansas corporation) 425 West Capitol Avenue, 40th Floor Telephone (501) 377-4000	71-0005900

Item 5.03. Amendments to Articles of Incorporation.

            Effective as of August 22, 2005, the common stockholder of Entergy Arkansas, Inc. ("EAI" or the "Company") adopted an amendment to EAI's Amended and Restated Articles of Incorporation, which was filed on August 22, 2005 with the Arkansas Secretary of State as Articles of Amendment to its Amended and Restated Articles of Incorporation. In accordance with Arkansas law and the terms of EAI's existing Amended and Restated Articles of Incorporation, this amendment eliminates the right of holders of shares of the Company's preferred stock having the par value of $25 per share ("$25 Preferred Stock) to vote with respect to the Company's issuance or assumption of various types of unsecured debt if certain conditions are not met. The right of holders of the Company's preferred stock having the par value of $100 per share and having the par value of $0.01 per share to vote under such provisions is not affected by the amendment. There are no shares of the $25 Preferred Stock currently outstanding. The amendment is attached hereto as Exhibit 3(i). The Amended and Restated Articles of Incorporation of EAI, as they have been amended by this amendment, is attached to this Report as Exhibit 3(ii).

Item 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits

            (c) Exhibits.

Exhibit No.	Description
3(i)	Articles of Amendment effective August 22, 2005, to the Company's Amended and Restated Articles of Incorporation.
3(ii)	Amended and Restated Articles of Incorporation of Entergy Arkansas, Inc., as amended, effective August 22, 2005.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                        Entergy Arkansas, Inc.

                                                                                                        By:  /s/ Steven C. McNeal
                                                                                                                    Steven C. McNeal
                                                                                                                    Vice President and Treasurer

Dated: August 22, 2005